                                                                      EXHIBIT 11


                        TALX CORPORATION AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (unaudited)

                                                                       Three Months Ended Sept. 30,     Six Months Ended Sept. 30,
                                                                       ----------------------------    ----------------------------
                                                                           2001            2002            2001             2002
                                                                       ------------    ------------    ------------    ------------
                                                                        (restated)                      (restated)
Basic Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period                           9,475,998      13,942,553       9,404,439      13,909,714
Weighted average number of common shares issued (1) (2)                   3,116,059        (155,549)      2,078,667         (84,853)
                                                                       ------------    ------------    ------------    ------------
Weighted average number of common shares outstanding - end of period     12,592,057      13,787,004      11,483,106      13,824,861
                                                                       ============    ============    ============    ============

Net earnings (loss)                                                    $ (1,376,000)   $  2,478,000    $   (801,000)   $  4,553,000
                                                                       ============    ============    ============    ============

Basic earnings (loss) per common share                                 $      (0.11)   $       0.18    $      (0.07)   $       0.33
                                                                       ============    ============    ============    ============


Diluted Earnings (Loss) Per Share: (3)

Actual shares outstanding - beginning of period                           9,475,998      13,942,553       9,404,439      13,909,714
Weighted average number of common shares issued (1) (2)                   3,116,059         294,642       2,078,667         408,873
                                                                       ------------    ------------    ------------    ------------
Weighted average number of common shares outstanding - end of period     12,592,057      14,237,195      11,483,106      14,318,587
                                                                       ============    ============    ============    ============

Net earnings (loss)                                                    $ (1,376,000)   $  2,478,000    $   (801,000)   $  4,553,000
                                                                       ============    ============    ============    ============

Diluted earnings (loss) per common share                               $      (0.11)   $       0.17    $      (0.07)   $       0.32
                                                                       ============    ============    ============    ============
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(1)      Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings
         (loss) per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 6, 2001 payable October 18, 2001 to shareholders of record on September 20, 2001.

(3) During the three month and six month periods ended September 30, 2001, the assumed exercises of common stock options and warrants outstanding were excluded from the computation of diluted earnings (loss) per share because to do so would have been antidilutive. At September 30, 2001, common stock options and warrants were outstanding resulting in potential issuance of 1,019,359 shares.